Exhibit 23.1

Assentsure PAC
UEN – 201816648N
180B Bencoolen Street #03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Robo.ai Inc. (formerly known as NWTN Inc.) of our report dated June 10, 2025, relating to the consolidated financial statements of NWTN Inc., which appears in the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Assentsure PAC

Singapore

December 4, 2025